     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON August 13, 2004

                                                             File No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Alternate Energy Corp.
             (Exact name of registrant as specified in its charter)

            NEVADA                                           86-0884116
(State or other jurisdiction of                            (IRS Employer
incorporation or organization)                           Identification No.)

                             3325 North Service Road
                                    Unit 105
                        Burlington Ontario L7N 3G2 Canada

         (Address of principal executive offices, including Postal Code)

                        2003 Stock Benefit Plan as amended
                              (Title for the plan)

                       Nevada Corporate Headquarters, Inc.
           101 Convention Center Drive, Suite 777, Las Vegas NV 89102
                     (Name and address of agent for service)

                                 (800) 873-3488
                     (Telephone number, including area code)

                           Copies of Communications to

                           Jonathan D. Leinwand, Esq.
             12955 Biscayne Blvd., Suite 402, North Miami, FL 33181
                                 (305) 981-4524

====================================================================================================================
Title of Securities     Amount to           Proposed maximum             Proposed maximum            Amount of
to be registered      be registered     offering price per share     aggregate offering price     registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock
$.001 Par Value      7,500,000 Shares          $ 0.29 (1)                   $ 2,175,000            $ 280.58

=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average closing bid and ask price of the Common Stock on August 11, 2004.


TABLE OF CONTENTS


GENERAL INSTRUCTION E INFORMATION
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
          ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
          ITEM 8. EXHIBITS.
SIGNATURES
EXHIBIT INDEX


GENERAL INSTRUCTION E INFORMATION

         Alternate Energy Corp., a Nevada corporation (the "Company" or the "Registrant"), is filing this Registration Statement on Form S-8 for the purpose of registering, in accordance with General Instruction E of Form S-8, an additional 7,500,000 shares of the Company's common stock, par value $0.001, to be issued under the Company's 2003 Stock Award Plan, as amended. The contents of the Company's previously filed Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 23, 2003 (File No. 333-107283), is hereby incorporated by reference in its entirety, including the exhibits to such Registration Statement, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATOIN OF DOCUMENTS BY REFERENCE

         The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal period ended December 31, 2003;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004 and June 30, 2004.

         All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Jonathan D. Leinwand, Esq., who acts as counsel the company and who has expressed an opinion as to the issuance of the stock being registered on this S-8 registration statement is the beneficial owner of 10,000 shares of common stock of the Company. Such stock was received as compensation for services rendered in connection with matters not related to the opinion being expressed herein.

ITEM 8. EXHIBITS

4.1      Amendment No. 1 to 2003 Stock Benefit Plan
5.1      Opinion of Counsel
23.1     Consent of Auditor
23.2     Consent of Counsel (incorporated in Exhibit 5.1)

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended,

         The Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on August 12, 2004.

                                      Alternate Energy Corp.

                                      By: /s/ Blaine Froats
                                          ----------------------------------
                                          Blaine Froats
                                          President/Director

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                          Title                  Date
       ---------                          -----                  ----

/s/ Blaine Froats                      President/Director       August 12, 2004
-----------------------------

/s/ Sean Froats                        Director                 August 12, 2004
-----------------------------